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                                                                    EXHIBIT 23.3

                CONSENT OF ARTHUR ANDERSEN, INDEPENDENT AUDITORS

As independent auditors, we consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the JDS Uniphase Corporation Amended and Restated 1993 Flexible Stock Incentive Plan of our report dated 15 October 1998 with respect to the consolidated financial statements of IOC International Limited as at 30 September 1998 and for the year ended 30 September 1998, included in SDL, Inc.'s Annual Report (Form 10-K) for the year ended 31 December 1999 and to all references to our Firm included in this registration statement.


                                                  /s/ Arthur Andersen


Cambridge, England
April 6, 2001














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